UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported): May 26, 2005

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)

(713) 629-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

     On May 26, 2005, Quanta Services, Inc. (“Quanta”) entered into indemnity agreements dated as of March 17, 2005 (the “Indemnity Agreements”) with each of the following members of its board of directors and the following officers:

James R. Ball	Director
Benadetto G. Bosco	Senior Vice President — Business Development and Outsourcing
John R. Colson	Chief Executive Officer, Chairman of the Board
Vincent D. Foster	Director
Bernard Fried	Director
Louis C. Golm	Director
Dana A. Gordon	Vice President, General Counsel and Secretary
Nicholas M. Grindstaff	Treasurer
James H. Haddox	Chief Financial Officer
Worthing F. Jackman	Director
Derrick A. Jensen	Vice President, Controller and Chief Accounting Officer
Darren B. Miller	Vice President — Information Technology and Administration
James F. O’Neil III	Senior Vice President — Operations Integration and Audit
Bruce Ranck	Director
Kenneth W. Trawick	President — Telecommunications and Cable Television Division
Gary A. Tucci	Director
John R. Wilson	President — Electric Power and Gas Division, Director

The form of Indemnity Agreement entered into with each director and officer is attached hereto as Exhibit 10.1. Quanta’s board of directors may from time to time authorize Quanta to enter into additional indemnity agreements with other of its future directors and officers utilizing the same form of Indemnity Agreement.

     The Indemnity Agreements generally provide that Quanta will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The Indemnity Agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of Quanta. In addition, the Indemnity Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The Indemnity Agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, Quanta will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waives and relinquishes any right of contribution it may have against the indemnitee.

     The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, Quanta’s Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise. The Indemnity Agreements supersede all prior indemnity agreements and other similar agreements entered into by and between Quanta and each of the above officers and directors.

     The above description of the Indemnity Agreements is qualified in its entirety by reference to the form of Indemnity Agreement filed as Exhibit 10.1 to this report.

     In addition, on May 26, 2005, the board of directors of Quanta approved the termination of Quanta’s Employee Stock Purchase Plan (“ESPP”), to be effective upon the close of the offering period ending November 30, 2005. The ESPP, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, was adopted by Quanta’s board of directors and approved by the stockholders of Quanta in May 1999. Eligible employees who elect to participate in the ESPP are granted a purchase right at the beginning of each offering period to purchase a number of shares of Quanta’s common stock through payroll deductions of from 1% to 10% of a participant’s compensation, provided the participant remains employed at the close of the offering period and does not timely withdraw from participation during a particular offering period. The purchase price at which each share of common stock may be acquired in an offering period upon the exercise of a purchase right is established by the board of directors, but may not be less than 85% of the lesser of (a) the fair market value of each share on the first day of the offering period or (b) the fair market value of each share on the last day of the offering period. The termination of the ESPP will not affect purchase rights previously granted under the ESPP. Quanta’s board of directors approved the termination of the ESPP due to limited participation in the plan and the likelihood of increases in overall administrative and other costs associated with new accounting rules affecting the ESPP.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Exhibit
10.1	Quanta Services, Inc. Form of Indemnity Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2005

QUANTA SERVICES, INC.
By:	/s/ DANA A. GORDON
	Name:	Dana A. Gordon
	Title:	Vice President - General Counsel

Exhibit Index

Exhibit No.	Exhibit
10.1	Quanta Services, Inc. Form of Indemnity Agreement